Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated May 11, 2026, with respect to the consolidated financial statements of Corium Therapeutics Holdings, LLC included in the Form 8-K/A. We consent to the incorporation by reference of said report in the Registration Statements of Collegium Pharmaceutical, Inc. on Form S-3, File No. 333-237200 and Form S-8, File Nos. 333-207744, 333-218767, 333-225498, 333-233092, 333-245649, 333-258752, 333-266778, 333-273874, 333-281571, 333-285593, 333-287838, 333-296398 and 333-296400.

/s/ GRANT THORNTON LLP

Boston, Massachusetts

June 30, 2026